Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place  Suite 200  Wakefield, Massachusetts  01880  (781) 557-1300     www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Third Quarter 2018 Results

Wakefield, MA—October 30,  2018—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the third quarter ended September 30, 2018.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“For the third quarter of 2018, FSP’s Funds from Operations or FFO totaled approximately $26.2 million or $0.24 per share.  Leasing activity continued to be strong within our property portfolio during the quarter and we are currently seeing that activity extend into the fourth quarter of 2018.  We also saw increased leasing in our energy influenced markets of Houston and Denver and anticipate further occupancy gains in those markets during the balance of the year as well as 2019.  Dispositions during the quarter of the properties owned by two of our single-asset REITs in which FSP had a financial interest provided initial cash proceeds totaling approximately $74.9 million, which was used for debt reduction.  These dispositions are projected to have the net effect of reducing FFO for the fourth quarter and full year 2018, and are reflected in our updated FFO guidance.  A recast of two of our existing unsecured term loans totaling $370 million during the quarter moved out our near term debt maturities, achieved future interest cost savings and maintained corporate liquidity for anticipated future leasing costs. We remain optimistic about achieving meaningful value creation within our property portfolio during 2018 and 2019, while maintaining our financial capabilities to help achieve those results.”

Highlights

•

FFO was $26.2 million or $0.24 per basic and diluted share for the third  quarter ended September 30, 2018.  We had Net Income of $9.6 million or $0.09 per basic and diluted share for the third quarter ended September 30, 2018.

•	Adjusted Funds From Operations (AFFO) was $0.12 per basic and diluted share for the third quarter of 2018.
•

During the third quarter we recast $370 million of our unsecured term loans with our bank group and extended maturities of these loans, with $205 million now maturing in November 2021, and $165 million now maturing in January 2024.  As a result, we have no scheduled debt maturities for the next three years.  The lending spreads on these loans decreased, which we anticipate will decrease interest costs approximately $1 million on an annualized basis while outstanding based on our current credit rating.

•

We reduced debt $81 million during the third quarter, primarily from application of approximately $74.9 million in cash proceeds from dispositions of the properties owned by two of our single-asset REITs in which we had a financial interest.

Leasing Update

•

Our directly owned real estate portfolio of 34 properties totaling approximately 9.8 million square feet was approximately 90.5% leased as of September 30, 2018, which was a 1.5% increase compared to June 30, 2018.

•

During the three months ended September 30, 2018, we leased approximately 515,000 square feet, of which approximately 177,000 square feet was with new tenants.  During the nine months ended September 30, 2018, we leased approximately 1,283,000 square feet, of which approximately 343,000 square feet was with new tenants.

•	The portfolio assets in our five core markets reached a three-year high point of 88.0% leased occupancy as of September 30, 2018, primarily from leasing improvements in our Denver and Houston assets.
o	Our core market of Denver’s leased percentage increased to 89.6% as of September 30, 2018, up from 87.5% leased as of June 30, 2018.
o	Our core market of Houston’s leased percentage increased to 85.1% as of September 30, 2018, up from 79.3% leased as of June 30, 2018.
•	FSP expects the overall trend of improving leased occupancy in our core five markets to continue into 2019.

Acquisition and Disposition Update

•

On July 19, 2018, one of our single-asset REITs, FSP Grand Boulevard Corp., sold the property owned by it to a third party.  On August 17, 2018, we received an initial cash distribution of $5.9 million in consideration of the  financial interest we previously held.

•

On September 24, 2018, one of our single-asset REITs, FSP 303 East Wacker Drive Corp., sold the property owned by it to a third party.  On September 27, 2018, we received an initial cash distribution of $69 million in consideration of the financial interest we previously held.

•	We anticipate potential additional disposition activity within our managed portfolio during the remainder of 2018 and/or 2019.

Dividend Update

On October 5, 2018, the Company announced that its Board of Directors declared a regular quarterly cash dividend for the three months ended September 30, 2018 of $0.09 per share of common stock that will be paid on November 8, 2018 to stockholders of record on October 19, 2018.

Non-GAAP Financial Information

A reconciliation of Net income (loss) to FFO, AFFO and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned and managed real estate portfolio as of September 30, 2018.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

FFO Guidance

We are updating our full year FFO guidance for 2018, which is estimated to be in the range of approximately $0.96 to $0.97 per basic and diluted share, and are initiating guidance for the fourth quarter of 2018, which is estimated to be in the range of approximately $0.23 to $0.24 per basic and diluted share.  We are updating full year 2018 net income guidance, which is estimated to be in the range of approximately $0.11 to $0.12 per basic and diluted share, and are initiating net income guidance for the fourth quarter of 2018, which is estimated to be in the range of approximately $0.00 to $0.01 per basic and diluted share.  This guidance (a) excludes the impact of future acquisitions, developments, dispositions, debt financings or repayments or other capital market transactions; (b) reflects estimates from our ongoing portfolio of properties, other real estate investments and general and administrative expenses; and (c) reflects our current expectations of economic conditions.  We will update guidance quarterly in our earnings releases.  There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

A reconciliation of the guidance for net income (loss) per share to the guidance for FFO per share is provided as follows:

	Q4 2018 Range		Full Year 2018 Range
	Low	High	Low	High
Net income (loss) per share	$-	$0.01	$0.11	$0.12
GAAP income from non-consolidated REITs	-	-	(0.06)	(0.06)
FFO from non-consolidated REITs	-	-	0.02	0.02
Depreciation & Amortization	0.23	0.23	0.89	0.89
Funds From Operations per share	$0.23	$0.24	$0.96	$0.97

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for October 31, 2018 at 10:00 a.m. (ET) to discuss the third quarter results. To access the call, please dial 1-800-464-8240. Internationally, the call may be accessed by dialing 1-412-902-6521. To access the call from Canada, please dial 1-866-605-3852. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on investing in institutional-quality office properties in the U.S.  FSP’s strategy is to invest in select urban infill and central business district (CBD) properties, with primary emphasis on our five core markets of Atlanta, Dallas, Denver, Houston, and Minneapolis.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as our ability to lease space in the future,  expectations for FFO and net income (loss) in future periods, expectations for growth,  leasing and acquisition and disposition activities in future periods, including in the Denver and Houston markets, and prospects for long-term sustainable growth, that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, delays in construction schedules, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Income (Loss)	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income (Loss) Statements

(Unaudited)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2018	2017	2018	2017

Revenue:
Rental	$67,436	$67,339	$198,473	$201,710
Related party revenue:
Management fees and interest income from loans	1,261	1,278	3,793	4,014
Other	8	9	26	29
Total revenue	68,705	68,626	202,292	205,753

Expenses:
Real estate operating expenses	17,946	17,898	52,051	52,492
Real estate taxes and insurance	11,651	11,882	35,120	35,880
Depreciation and amortization	23,277	24,988	70,903	75,599
General and administrative	3,394	3,286	9,908	9,806
Interest	9,935	8,258	29,174	23,730
Total expenses	66,203	66,312	197,156	197,507

Income before equity in income (loss) of non-consolidated REITs, other, gain (loss) on sale of properties and properties held for sale, less applicable income tax and taxes	2,502	2,314	5,136	8,246
Equity in income (loss) of non-consolidated REITs	7,180	(121)	6,793	(719)
Other	—	67	—	218
Gain (loss) on sale of properties and properties held for sale, less applicable income tax	—	(257)	—	(18,460)

Income (loss) before taxes on income	9,682	2,003	11,929	(10,715)
Taxes on income	74	100	231	297
Net income (loss)	$9,608	$1,903	$11,698	$(11,012)

Weighted average number of shares outstanding, basic and diluted	107,231	107,231	107,231	107,231

Net income (loss) per share, basic and diluted	$0.09	$0.02	$0.11	$(0.10)

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
(in thousands, except share and par value amounts)	2018	2017
Assets:
Real estate assets:
Land	$191,578	$191,578
Buildings and improvements	1,848,362	1,811,631
Fixtures and equipment	7,842	5,614
	2,047,782	2,008,823
Less accumulated depreciation	419,746	376,131
Real estate assets, net	1,628,036	1,632,692
Acquired real estate leases, less accumulated amortization of $98,890 and $109,771, respectively	65,687	86,520
Investment in non-consolidated REITs	—	70,164
Cash, cash equivalents and restricted cash	10,434	9,819
Tenant rent receivables, less allowance for doubtful accounts of $225 and $250, respectively	3,206	3,123
Straight-line rent receivable, less allowance for doubtful accounts of $50 and $50, respectively	53,056	53,194
Prepaid expenses and other assets	9,259	8,387
Related party mortgage loan receivables	70,925	71,720
Other assets: derivative asset	22,265	13,925
Office computers and furniture, net of accumulated depreciation of $1,493 and $1,420, respectively	216	289
Deferred leasing commissions, net of accumulated amortization of $24,059 and $22,276, respectively	45,475	40,679
Total assets	$1,908,559	$1,990,512

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$17,000	$78,000
Term loans payable, less unamortized financing costs of $6,086 and $5,099, respectively	763,914	764,901
Series A&B Senior Notes, less unamortized financing costs of $1,191 and $1,308, respectively	198,809	198,692
Accounts payable and accrued expenses	62,699	61,039
Accrued compensation	2,844	3,641
Tenant security deposits	5,619	5,383
Other liabilities: derivative liabilities	—	1,759
Acquired unfavorable real estate leases, less accumulated amortization of $7,985 and $7,638, respectively	4,261	5,805
Total liabilities	1,055,146	1,119,220

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 107,231,155 and 107,231,155 shares issued and outstanding, respectively	11	11
Additional paid-in capital	1,356,457	1,356,457
Accumulated other comprehensive loss	22,265	12,166
Accumulated distributions in excess of accumulated earnings	(525,320)	(497,342)
Total stockholders’ equity	853,413	871,292
Total liabilities and stockholders’ equity	$1,908,559	$1,990,512

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Nine Months Ended
	September 30,
(in thousands)	2018	2017
Cash flows from operating activities:
Net income (loss)	$11,698	$(11,012)
Adjustments to reconcile net income or loss to net cash provided by operating activities:
Depreciation and amortization expense	73,127	77,418
Amortization of above and below market leases	(405)	(941)
Equity in (income) loss of non-consolidated REITs	(6,793)	719
Hedge ineffectiveness	—	(218)
Loss on sale of properties and properties held for sale, less applicable income tax	—	18,460
Increase (decrease) in allowance for doubtful accounts	(25)	25
Changes in operating assets and liabilities:
Tenant rent receivables	(58)	(902)
Straight-line rents	821	(2,021)
Lease acquisition costs	(683)	(876)
Prepaid expenses and other assets	(487)	(1,945)
Accounts payable and accrued expenses	(2,665)	(489)
Accrued compensation	(797)	(784)
Tenant security deposits	236	76
Payment of deferred leasing commissions	(11,051)	(8,178)
Net cash provided by operating activities	62,918	69,332
Cash flows from investing activities:
Property improvements, fixtures and equipment	(35,901)	(41,862)
Investment in non-consolidated REITs	74,931	—
Distributions in excess of earnings from non-consolidated REITs	710	1,041
Repayment of related party mortgage loan receivable	795	9,795
Proceeds received on sales of real estate assets	—	6,160
Net cash used in investing activities	40,535	(24,866)
Cash flows from financing activities:
Distributions to stockholders	(39,676)	(61,122)
Borrowings under bank note payable	30,000	60,000
Repayments of bank note payable	(91,000)	(40,000)
Deferred financing costs	(2,162)	—
Net cash used in financing activities	(102,838)	(41,122)
Net increase in cash, cash equivalents and restricted cash	615	3,344
Cash, cash equivalents and restricted cash, beginning of year	9,819	9,366
Cash, cash equivalents and restricted cash, end of period	$10,434	$12,710

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2018	562,230	5.8%
2019	953,783	9.8%
2020	991,024	10.2%
2021	696,686	7.1%
2022	1,228,487	12.6%
Thereafter (2)	5,328,489	54.5%
	9,760,699	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 931,200 square feet of current vacancies.

(dollars & square feet in 000's)	As of September 30, 2018
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	6	$538,772	33.5%	2,609	26.7%
Texas	9	348,576	21.7%	2,417	24.8%
Georgia	5	322,282	20.0%	1,967	20.2%
Minnesota (a)	2	96,624	6.0%	620	6.3%
Virginia	4	83,544	5.2%	685	7.0%
North Carolina	2	50,975	3.2%	322	3.3%
Missouri	2	48,150	3.0%	351	3.6%
Illinois	2	49,350	3.1%	372	3.8%
Florida	1	37,805	2.4%	213	2.2%
Indiana	1	30,135	1.9%	205	2.1%
Total	34	$1,606,213	100.0%	9,761	100.0%

(a)	Excludes approximately $21,823, which is our investment in a property that was redeveloped and is classified as non-operating.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

(in thousands)	For the Three Months Ended			Nine Months
	31-Mar-18	30-Jun-18	30-Sep-18	30-Sep-18
Tenant improvements	$6,777	$8,212	$7,084	$22,073
Deferred leasing costs	1,021	5,314	4,394	10,729
Non-investment capex	1,858	2,558	2,328	6,744
	$9,656	$16,084	$13,806	$39,546

	For the Three Months Ended				Year Ended
	31-Mar-17	30-Jun-17	30-Sep-17	31-Dec-17	31-Dec-17
Tenant improvements	$6,474	$5,363	$4,474	$4,166	$20,477
Deferred leasing costs	1,579	1,963	4,482	5,869	13,893
Non-investment capex	1,670	1,685	1,860	3,836	9,051
	$9,723	$9,011	$10,816	$13,871	$43,421

Square foot & leased percentages	September 30,	December 31,
	2018	2017
Owned portfolio of commercial real estate
Number of properties (a)	34	34
Square feet	9,760,699	9,761,984
Leased percentage	90.5%	89.7%

Investments in non-consolidated REITs (b)
Number of properties	—	2
Square feet	—	1,396,071
Leased percentage	—	75.3%

Single Asset REITs (SARs) managed
Number of properties	3	4
Square feet	674,342	810,278
Leased percentage	93.9%	93.0%

Total owned, investments & managed properties
Number of properties	37	40
Square feet	10,435,041	11,968,333
Leased percentage	90.7%	88.2%
(a)	Excludes one property that was redeveloped and is classified as non-operating.
(b)	Properties were sold during the three months ended September 30, 2018.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Second		Third
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	30-Jun-18	Leased (2)	30-Sep-18	Leased (2)

1	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
2	MEADOW POINT	Chantilly, VA	138,537	100.0%	100.0%	100.0%	100.0%
3	TIMBERLAKE	Chesterfield, MO	234,496	100.0%	100.0%	100.0%	100.0%
4	TIMBERLAKE EAST	Chesterfield, MO	117,036	100.0%	100.0%	100.0%	100.0%
5	NORTHWEST POINT	Elk Grove Village, IL	177,095	100.0%	100.0%	100.0%	100.0%
6	PARK TEN	Houston, TX	157,460	89.5%	84.9%	89.5%	89.5%
7	PARK TEN PHASE II	Houston, TX	156,746	1.4%	1.4%	59.7%	34.6%
8	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
9	ADDISON	Addison, TX	288,794	100.0%	100.0%	100.0%	100.0%
10	COLLINS CROSSING	Richardson, TX	300,887	100.0%	100.0%	100.0%	100.0%
11	INNSBROOK	Glen Allen, VA	298,456	100.0%	100.0%	100.0%	100.0%
12	RIVER CROSSING	Indianapolis, IN	205,059	94.9%	95.3%	94.9%	94.9%
13	LIBERTY PLAZA	Addison, TX	218,934	85.8%	85.0%	80.8%	80.3%
14	380 INTERLOCKEN	Broomfield, CO	240,358	86.2%	86.2%	86.2%	86.2%
15	390 INTERLOCKEN	Broomfield, CO	241,512	98.8%	98.5%	98.2%	98.4%
16	BLUE LAGOON	Miami, FL	212,619	100.0%	100.0%	100.0%	100.0%
17	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
18	ONE OVERTON PARK	Atlanta, GA	387,267	79.3%	67.4%	79.7%	79.5%
19	LOUDOUN TECH	Dulles, VA	136,658	95.7%	95.7%	95.7%	95.7%
20	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
21	121 SOUTH EIGHTH ST	Minneapolis, MN	293,460	78.9%	78.1%	80.4%	79.1%
22	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
23	LEGACY TENNYSON CTR	Plano, TX	202,600	86.4%	86.4%	90.4%	87.7%
24	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
25	909 DAVIS	Evanston, IL	195,098	92.2%	92.2%	97.8%	97.8%
26	ONE RAVINIA DRIVE	Atlanta, GA	386,602	91.3%	91.7%	91.3%	91.3%
27	TWO RAVINIA	Atlanta, GA	411,047	77.4%	76.7%	78.2%	77.7%
28	WESTCHASE I & II	Houston, TX	629,025	88.1%	87.3%	84.5%	85.8%
29	1999 BROADWAY	Denver, CO	676,379	76.6%	79.3%	81.3%	78.2%
30	999 PEACHTREE	Atlanta, GA	621,946	84.8%	85.4%	84.6%	84.7%
31	1001 17th STREET	Denver, CO	655,413	93.2%	93.9%	97.7%	96.1%
32	PLAZA SEVEN	Minneapolis, MN	326,483	87.3%	86.4%	87.3%	87.3%
33	PERSHING PLAZA	Atlanta, GA	160,145	97.4%	97.4%	97.4%	97.4%
34	600 17th STREET	Denver, CO	598,630	85.4%	85.1%	84.5%	85.1%
	TOTAL WEIGHTED AVERAGE		9,760,699	89.0%	88.6%	90.5%	89.7%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of September 30, 2018

			% of
	Tenant	Sq Ft	Portfolio
1	Quintiles IMS Healthcare Incorporated	259,531	2.7%
2	CITGO Petroleum Corporation	248,399	2.6%
3	Newfield Exploration Company	234,495	2.4%
4	US Government	223,641	2.3%
5	Centene Management Company, LLC	216,879	2.2%
6	Burger King Corporation	212,619	2.2%
7	Eversheds Sutherland (US) LLP	179,868	1.8%
8	The Vail Corporation	164,636	1.7%
9	EOG Resources, Inc.	160,937	1.7%
10	T-Mobile South, LLC dba T-Mobile	151,792	1.6%
11	Citicorp Credit Services, Inc.	146,260	1.5%
12	Petrobras America, Inc.	144,813	1.5%
13	Jones Day	140,342	1.4%
14	Argo Data Resource Corporation	140,246	1.4%
15	SunTrust Bank	127,500	1.3%
16	Federal National Mortgage Association	123,144	1.3%
17	Kaiser Foundation Health Plan	120,979	1.2%
18	Giesecke & Devrient America	112,110	1.1%
19	Northrop Grumman Systems Corp.	111,469	1.1%
20	Randstad General Partner (US)	109,638	1.1%
	Total	3,329,298	34.1%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net income (loss) to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Income (Loss) to FFO and AFFO:	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2018	2017	2018	2017
Net income (loss)	$9,608	$1,903	$11,698	$(11,012)
Gain (loss) on sale of properties and properties held for sale, less applicable income tax	—	257	—	18,460
GAAP (income) loss from non-consolidated REITs	(7,180)	121	(6,793)	719
FFO from non-consolidated REITs	649	874	2,511	2,465
Depreciation & amortization	23,081	24,903	70,499	74,658
NAREIT FFO	26,158	28,058	77,915	85,290
Hedge ineffectiveness	—	(67)	—	(218)
Acquisition costs of new properties	—	—	—	18
Funds From Operations (FFO)	$26,158	$27,991	$77,915	$85,090

Funds From Operations (FFO)	$26,158	$27,991	$77,915	$85,090
Reverse FFO from non-consolidated REITs	(649)	(874)	(2,511)	(2,465)
Distributions from non-consolidated REITs	—	350	710	1,041
Amortization of deferred financing costs	799	606	2,223	1,818
Straight-line rent	522	(147)	821	(2,021)
Tenant improvements	(7,084)	(4,474)	(22,073)	(16,311)
Leasing commissions	(4,394)	(4,482)	(10,729)	(8,024)
Non-investment capex	(2,328)	(1,860)	(6,744)	(5,215)
Adjusted Funds From Operations (AFFO)	$13,024	$17,110	$39,612	$53,913

Per Share Data
EPS	$0.09	$0.02	$0.11	$(0.10)
FFO	$0.24	$0.26	$0.73	$0.79
AFFO	$0.12	$0.16	$0.37	$0.50

Weighted average shares (basic and diluted)	107,231	107,231	107,231	107,231

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and NAREIT may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (3) excluding the effect of straight-line rent, (4) plus deferred financing costs and (5) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income (Loss)

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on the sale of assets and excludes non-property specific income and expenses. The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for the periods presented and exclude properties that are non-operating, being developed or redeveloped, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	30-Sep-18	30-Jun-18	(Dec)	Change
Region
East	1,007	$4,032	$4,123	$(91)	(2.2)%
MidWest	1,549	5,104	4,955	149	3.0%
South	4,597	16,722	15,223	1,499	9.8%
West	2,608	11,324	11,061	263	2.4%
Same Store	9,761	37,182	35,362	1,820	5.1%

Acquisitions	—	—	—	—	—%
NOI* from the continuing portfolio	9,761	37,182	35,362	1,820	5.1%
Dispositions, Non-Operating, Development or Redevelopment	-	(69)	(38)	(31)	—%
NOI*	9,761	$37,113	$35,324	$1,789	5.1%

Sequential Same Store		$37,182	$35,362	$1,820	5.1%

Less Nonrecurring
Items in NOI* (a)		2,504	1,141	1,363	(3.8)%

Comparative
Sequential Same Store		$34,678	$34,221	$457	1.3%

	Three Months Ended	Three Months Ended
Reconciliation to Net income	30-Sep-18	30-Jun-18
Net income	$9,608	$665
Add (deduct):
(Gain) loss on sale of properties and properties held for sale, less applicable income tax	—	—
Hedge ineffectiveness	—	—
Management fee income	(712)	(746)
Depreciation and amortization	23,277	23,591
Amortization of above/below market leases	(196)	(123)
General and administrative	3,394	3,082
Interest expense	9,935	9,753
Interest income	(1,157)	(1,141)
Equity in (income) loss of non-consolidated REITs	(7,180)	282
Non-property specific items, net	144	(39)

NOI*	$37,113	$35,324

(a)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.